Exhibit 4.19

[English translation: for reference only]

GENERAL CONSTRUCTION CONTRACT

Ctrip Network Technology Building

(Groundwork not included)

The Employer: Ctrip Travel Network Technology (Shanghai) Co., Ltd

The Contractor: Shanghai No.1 Construction Co., Ltd

February, 2006

CTRIP NETWORK TECHNOLOGY BUILDING

CONTENT

PART I – CONTRACT AGREEMENT

PART II - GENERAL CONDITIONS OF CONTRACT

PART III - PARTICULAR CONDITIONS OF CONTRACT

PART IV – OTHER RELEVANT CONTRACTS

CTRIP NETWORK TECHNOLOGY BUILDING

PART I – CONTRACT AGREEMENT

Considering the principles of equality, voluntariness, fairness honesty and credibility,

In accordance with Contract Law of the People’s Republic of China, Construction Law of the People’s Republic of China, other laws and ordinances concerned,

Now therefore THIS CONTRACT witnesses that it is hereby agreed by and between the parties hereto as follows:

The Employer: Ctrip Travel Network Technology (Shanghai) Co., Ltd

The Contractor: Shanghai No.1 Construction Co., Ltd

1) GENERAL DESCRIPTION OF THE PROJECT

Name of Project:	Construction of Ctrip Network Technology Building (groundwork not included)
Address of Project:	Cross of Fuquan Road and Jinzhong Road
Items of the Works:	Civil engineering construction (groundwork not included)
Number of the Approval Certificate:
Source of Finance:	Self-funded by the owner

2) SCOPE OF SERVICES

The Works include: construction works (not including groundwork), decoration works, engineering works and affiliated outdoor works, as prescribed in the Invitation to Tender and the Drawings

3) PERIOD FOR COMPLETION

Time of Commencement:	15th day of February, 2006
Time for Completion:	21st day of December, 2006
Total calendar days for Construction:	310 days

CTRIP NETWORK TECHNOLOGY BUILDING

4) QUALITY STANDARDS

(i) 100% passed the inspection for acceptance upon completion;

(ii) reach the municipal quality standards, and

(iii) be granted the Baiyulan Award.

5) CONTRACT PRICE

The Employer and the Contractor have agreed that the Contract Price for the works shall be RMB One hundred and twelve million, eight hundred and one thousand, one hundred and thirty two Only (yuan) (¥112,801,132.00).

6) DOCUMENTS FORMING THE CONTRACT

Documents forming the Contract include:

(a) The Contract Agreement;

(b) The Letter of Acceptance;

(c) The Tender and the Appendix;

(d) The Particular Conditions of Contract;

(e) The General Conditions of Contract;

(f) The Technical Documents concerning Standards and specifications, etc.;

(g) The Invitation to Tender (including Documents such as the Q & A);

(h) The Drawings;

(i) The Bill of Quantities; and

(j) The Quotation Sheet.

All the written agreements or documents concerning the negotiation and amendment on the Works, agreed by the two parties, are deemed to be an integral part of the Contract.

CTRIP NETWORK TECHNOLOGY BUILDING

7) In this Agreement, words and expressions shall have the same meaning as are respectively assigned to them in the General Conditions (Part II of the Contract) hereinafter referred to.

8) The Contractor shall carry out and complete the Construction in accordance with the Contract, and be responsible for the repairing work within the guaranteed period of time.

9) The Employer shall pay to the Contractor the Contract Price and other sums payable at the times and in the manner prescribed by the Contract.

10) VALIDITY OF THE CONTRACT

Date of Making the Contract:	13th day of February, 2006
Place of Making the Contract:	City of Shanghai, P.R.C

The two Parties agreed that: the Contract shall enter into effect at the time when the Contractor submits qualified Performance Security prescribed, in the Particular Conditions of the Contract.

The Employer: (Stamp)	The Contractor: (Stamp)

Address:	Address:

Legal representative: (Signature)	Legal representative: (Signature)

Legal agent: (Signature)	Legal agent: (Signature)

Tel:	Tel:

Fax:	Fax:

Bank with the account:	Bank with the account:

Account number:	Account number:

Zip:	Zip:

CTRIP NETWORK TECHNOLOGY BUILDING

PART II - GENERAL CONDITIONS OF CONTRACT

SECTION 1 - DEFINITIONS, INTERPRETATION AND CONSTRUCTION DOCUMENTS

1. DEFINITIONS

In the contract (as hereinafter defined) the following words and expressions shall have the meaning hereby assigned to them, excepted as otherwise the particular conditions require:

1.1 GENERAL CONDITIONS:

The provisions, as the general principles applied to the execution of the construction works, which are stipulated in the contract in accordance with the applicable laws and regulations.

1.2 PARTICULAR CONDITIONS:

The provisions agreed by the Employer and the Contractor after negotiations by taking into account the real circumstances of the performance of the construction works in accordance with the laws and regulations; they are the embodiment, supplement and amendment of the General Conditions.

1.3 EMPLOYER:

The person named as such in this contract which has full legal capacity of the assignment of the works and paying for the construction price, and the lawful successor which has obtained the capacity of such person.

1.4 ENGINEER:

The person appointed by the Employer to act as the Engineer for the purpose of the work who is deemed to be the representative of the Employer, or the General Supervisory Engineer sent by the Superintendence Office which is appointed by the Employer. The power of the Engineer shall be specified in the Particular Conditions.

1.5 CONTRACTOR:

The person named as such in this contract accepted by the Employer which is fully qualified for the purpose of the construction works, and the lawful successor which has obtained the capacity of such person.

CTRIP NETWORK TECHNOLOGY BUILDING

1.6 CONTRACTOR’S REPRESENTATIVE:

The person named by the Contractor in the Particular Conditions who acts on behalf of the Contractor for the purpose of the care of the management of the construction works and the performance of the contract.

1.7 DESIGNER:

The person appointed by the Employer in the contract for the purpose of the design of the whole of the works or any part thereof which has the legal qualification for construction works’ designation in accordance with the relevant applicable regulations.

1.8 SUPERINTENDENCE OFFICE:

The person named as such in the contract which is entitled to be responsible for the supervision and inspection of the execution of the works and has the legal qualification of the construction works’ superintendence of the relevant works.

1.9 WORKS:

The works within the scope of services as specified in the Contract.

1.10 CONTRACT PRICE:

The sum stated in the contract as payable to the Contractor for the execution and completion of the works and the remedying of any defects therein during the guaranteed period.

1.11 ADJUSTMENTS FOR CONTRACT PRICE:

It means the increased Contract Price based on the Contract Price calculation methods with the Employer’s approval, when there is a situation during the performance of the Contract that deserves the increase in the Contract Price.

1.12 COST:

All expenditures, not included in the Contract Price, incurred or to be incurred by the Employer or Contractor.

1.13 RETENTION MONEY:

The accumulated retention moneys which retained by the Employer for the purpose of the remedying of the defects and calculated by applying the Percentage of Retention stated in the contract.

CTRIP NETWORK TECHNOLOGY BUILDING

1.14 TAKING-OVER CERTIFICATE:

A certificate issued in respect of the works when the whole of the works have been substantially completed and have satisfactorily passed any Tests on Completion prescribed by the Contract.

1.15 DEFECTS PERIOD:

The period guaranteed by the Contractor for the remedy of the defects in the works or a section as stated in the contract which calculated from the date on which the works or section is completed.

1.16 PERFORMANCE CERTIFICATE:

The certificate issued by the Employer to the Contractor after the expiry dates of the Defects Period or as soon thereafter as the Contractor has completed and tested all the works, including remedying any defects.

1.17 GUARANTEED PERIOD OF REPARATION:

A period guaranteed by the Contractor for the purpose of the preparation and remedy of the defects as soon after the completion of the whole of works or section. The period shall be calculated from the date stated in Taking-Over Certificate to the expiry date of the defects remedy.

1.18 PERIOD FOR COMPLETION:

The accumulated calendar days (including the statutory holiday) for completing the execution of the Works as stated in the Contract, calculated from the Commencement Date.

1.19 COMMENCEMENT DATE:

The specific date or comparative date upon which the Contractor shall commence the Works as specified in the Contract by the Employer and the Contractor.

1.20 TIME FOR COMPLETION:

The specific date or comparative date for completing the Construction contracted by the Contractor as specified in the Contract by the Employer and the Contractor.

1.21 DRAWINGS:

All drawings, calculations, any additions and modifications of a like nature provided by the Employer to the Contractor under the contract and all drawings, calculations, samples, patterns, models, operation and maintenance manuals and other technical information of the Works submitted by the Contractor to the Employer and approved by the Employer.

CTRIP NETWORK TECHNOLOGY BUILDING

1.22 SITE:

The places provided by the Employer where the works are to be executed and any other places as may be specifically designated in the Drawings by the Employer as forming part of the site.

1.23 WRITING:

Any hand-written, type-written, or printed communication including agreement, telex, email and facsimile transmission which could be the corporal form of the context of the Contract.

1.24 DEFAULT LIABILITY:

The liability that a party, which fails to perform the Contract or whose performance does not comply with the stipulations in the Contract, shall have.

1.25 CLAIM:

The party shall be entitled to any extension of the Time for Completion and/or any additional payment for the loss for default of the Contract he has suffered during the execution of the Works which is not substantially attribute to him.

1.26 FORCE MAJEURE:

An exceptional event or circumstance which is beyond a party’s control or which could not be foreseen or which, having arisen, such party could not reasonably have avoided or overcome.

1.27 HOUR / DAY:

When a time period is prescribed in hours, calculation of the period shall begin since the incident come into effect (off-day not excluded). When a time period is prescribed in days, months and years, the day on which the period begins shall not be counted as within the period; calculation shall begin on the next day.

If the last day of a time period falls on a off-day or an official holiday, the day after the holiday shall be taken as the last day (except for the Date for Completion). The last day shall end at 24:00 hours.

CTRIP NETWORK TECHNOLOGY BUILDING

2. CONSTRUCTION DOCUMENTS AND PRIORITY OF DOCUMENTS

2.1 The documents forming the contract are to be taken as mutually explanatory of one another. Except as otherwise stated in Particular Conditions, the priority of the documents shall be in accordance with the following sequence:

(a) The Contract Agreement;

(b) The Letter of Acceptance;

(c) The Tender and Appendix;

(d) The Particular Conditions;

(e) The General Conditions;

(f) The Standards, Specifications and relevant Technical Documents, etc.;

(g) The Drawings;

(h) The Bill of Quantities; and

(i) The Quotation Sheet.

All the written agreements or documents concerning the negotiation and amendment on the Works, agreed by the two parties, are deemed to be an integral part of the Contract.

2.2 If an ambiguity or discrepancy is found in the documents, the dispute shall be disposed by the two parties under the negotiation or the Engineer could be requested for issuing the necessary clarification or instructions. If the issue could not be settled by negotiation or the explanation of the Engineer could not be accepted unanimously by both parties, then it shall be settled under Article 38 of General Conditions.

3. LAW, SPECIFICATION AND LANGUAGE

3.1 LANGUAGE

Chinese is the ruling language of any part of the Contract. If there are versions of any part of the Contract which are written in more than one language as stipulated in Particular Conditions, the version in Chinese stated in the Contract shall prevail.

3.2 APPLICABLE LAWS AND REGULATIONS

The Contract shall be governed by the laws and regulations of China. The applicable law, regulations and ordinances requested for expressly incorporated in the Contract shall be specified in the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

3.3 SPECIFICATIONS AND STANDARDS

The national standards and specifications for the purpose of the Works shall be stated in the Particular Conditions. If there are no national standards and specifications, then the industrial standards shall be applied and stated in the Particular Conditions. The standards and specifications stipulated by the local authority of the place where the Works carry out shall be applied unless there are no above said standards exit. The employer shall provide the Contractor with the standards and specifications in two originals on the date in accordance with the Particular Conditions. Both two parties shall comply with the standards and specifications as if they are compulsively applied. If there is no relevant specifications in China shall comply with for the Works, the Employer shall be response for the provision of the Standards for the execution of the Works on the date stated in the Particular Conditions. The Contractor shall prepare for the Methods of Construction and carry out the execution until the Methods approved by the Employer in accordance with the Contract. If the foreign specifications are required by the Employer for the execution, the Employer shall be response for providing the version of the documents in Chinese to the Contractor.

4. DRAWINGS

4.1 The Employer shall supply to the Contractor all the Drawings and Specification with the copies previously stipulated in the Contract on the specified date. The Contractor shall make at his own cost any further copies required by him. The Contractor shall not disclose all confidential and other such information by the request of the Employer in accordance with the Contract. The Employer shall be responsible for the relevant payment to the Contractor for aforesaid matter during such period guaranteed by the Contractor.

4.2 Drawings, Specification and other documents provided by the Employer shall not, without the consent of the Employer, be used or communicated to a third party by the Contractor. Upon issue of the Defects Liability Certificate, the Contractor shall return to the Employer all Drawings, Specification and other documents provided under the Contract unless the copy of the documents shall be kept in the archives by the Contractor.

4.3 One copy of the Drawings, provided to supplied by the Contractor as aforesaid, shall be kept by the Contractor on the Site and the same shall at all reasonable times by available for inspection and use by the Engineer and by any other person authorized by the Engineer.

SECTION 2 - GENERAL RIGHTS AND OBLIGATIONS OF THE EMPLOYER AND THE CONTRACTOR

5. ENGINEER

5.1 The so-called “Engineer” in the Contract refers to the representative appointed and sent by the Employer to the Site for the purposes of the Contract, whose name, duties and scope of authority are to be specified by the Employer in the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

5.2 In case the superintendence system is to be applied, the Employer shall notify the Contractor in writing of the name of the entrusted superintendent office, scope of the superintendence, and authorities of the supervisor.

5.3 “Engineer” in the Contract also refers to the General Superintendent Engineer appointed by the superintendent office, whose name, duties and scope of authority are to be provided by the Employer and the Contractor in the Particular Conditions, while his/her authorities shall be distinguished from the representative sent by the Employer to the Site for the purposes of the Contract. In case of any ambiguity or discrepancy is found in their authorities, the Employer shall make a clarification and inform the Contractor in written forms.

5.4 During the performance of the Contract, the Superintendent Engineer shall, within the terms of the Contract, exercise his discretion impartially with regard to the circumstances, which may affect the rights and obligations of the Employer or the Contractor. The dispute shall be resolved under Article 38 of the General Conditions, if either party disagrees with the Superintendent Engineer.

5.5 Except as expressly stated in the Contract or agreed by the Employer, the Superintendent Engineer shall have no authority to relieve the Contractor of any of his liability or obligations under the Contract.

5.6 In case of no superintendence, “Engineer” in the Contract only refers to the representative appointed and sent by the Employer to the Site for the purposes of the Contract, whose scope of authority is to be specified by the Employer in the Particular Conditions.

6. ENGINEER’S DELEGATION AND INSTRUCTIONS

6.1 The Engineer may delegate to the Engineer’s Representative any of the duties and authorities vested in the Engineer and he may at any time revoke such delegation when consider it necessary. Any such delegation or revocation shall not take effect, until approved by the Employer, and not less than 7 days notice in writing has been delivered to the Contractor. The notices for the delegation or revocation above constitute appendix of the Contract.

CTRIP NETWORK TECHNOLOGY BUILDING

Any communication given by the Engineer’s Representative to the Contractor in accordance with such delegation shall have the same effect as though it had been given by the Engineer. If the Contractor questions any communication of the Engineer’s Representative, he may refer the matter to the Engineer who shall confirm, reverse or vary the contents of such communication.

Except for the Engineer and his Representative, any other person appointed by the Employer shall have no such authority as to issue any instructions to the Contractor.

6.2 Instructions and notices given by the Engineer shall be in writing, signed by the Engineer, and then delivered to the Contractor’s Representative. Instructions and notices shall take effect at the time the Contractor’s Representative signs his name and date of receipt upon the return receipt. When consider it necessary, the Engineer may give instructions orally. The Contractor shall comply with such instruction, provided that confirmation in writing of such oral instruction is given by the Engineer within 48 hours after the request of the Contractor for confirmation. In case of no such confirmation, the Contractor shall, within 7 days since the oral instruction was given, confirm in writing to the Engineer. The oral instruction shall be deemed to be confirmed, if there is no answer from the Engineer within 48 hours.

When consider the instruction given by the Engineer not reasonable, the Contractor shall, within 7 days since receiving the instruction, report in writing to the Engineer asking for amendment. The Engineer shall, within 24 hours since receiving the report, decide whether to revise or to carry on the instruction, and notify the Contractor in writing. In case of emergency, the Contractor shall comply with the instruction, if it requires prompt performance, even if the Contractor disagrees with it, while the Engineer has decided to carry on the instruction. If, by reason of wrong instructions, the Employer shall be responsible for any such damage to the Contractor and the additional costs, which shall be added to the Contract price. Accordingly, the Contractor shall be entitled an extension of time.

The provisions of this Sub-clause shall equally apply to instructions and notices given by the Engineer’s Representative.

6.3 The Engineer shall issue the instructions and approvals to the Contractor timely, perform other obligations as specified in the Contract. In the event of any delay caused by the Engineer for not fulfilling his obligations as specified in the Contract, the Employer shall be responsible for the damage to the Contractor and the added Contract price due to the delay. The Contractor shall be entitled an extension of time accordingly.

CTRIP NETWORK TECHNOLOGY BUILDING

6.4 The Employer shall, at least 7 days in advance, notify the Contractor in writing of the replacement of the Engineer. The successor shall have the same duties and authorities as stipulated in the Contract for his predecessor.

7. THE CONTRACTOR’S REPRESENTATIVE

7.1 Name and duties of the Contractor’s Representative are to be specified in the Particular Conditions.

7.2 Notices given by the Contractor shall be in writing, signed by the Contractor’s Representative, and then delivered to the Engineer. Notices shall take effect at the time the Engineer signs his name and date of receipt upon the return receipt.

7.3 The Contractor’s Representative shall, with regards to the construction programme approved by the Employer and as instructed by the Engineer, take responsibility for the execution of the Works. In the event of emergency and out of connection with the Engineer, emergency measures shall be taken by the Contractor’s Representative for the purpose of safety of the persons, the Works and the property. Reports shall then be submitted to the Engineer within 48 hours since the action was taken. If the Employer or a third party is liable for the emergency, the Employer shall be responsible for the additional Contract price incurred. Accordingly, the Contractor shall be entitled an extension of time. If the Contractor is liable for the emergency, the Contractor shall bear the costs incurred, and shall not be entitled an extension of time.

7.4 In need of the replacing the Contractor’s Representative, the Contractor shall, at least 7 days in advance, notify the Employer in writing and get approval from the Employer. The successor shall then have the same duties and authorities as stipulated in the Contract for his predecessor.

7.5 The Employer may negotiate with the Contractor and recommend for replacement of the incompetent Contractor’s Representatives.

CTRIP NETWORK TECHNOLOGY BUILDING

8. SCOPE OF THE EMPLOYER’S WORK

8.1 The Employer shall complete the Works as follows in accordance with the Particular Conditions on the specified date:

(a) The Employer shall take responsibility for Land Acquisition, Old Building Demolition and Compensation and Site Formation for the purpose of the assurance of the adequacy and feasibility of the execution of works on the Site. The Employer shall remain responsible for the fulfillment of any obligation which remains unperformed at the time thereafter when the execution has carried out;

(b) The Employer shall be responsible for transferring the supply lines for electricity, water and telecommunication services to the designated location on the Site for the purpose of work;

(c) The Employer shall be responsible for building any main road on the Site in accordance with the Particular Conditions and the access routes to the Site communicate with the public road;

(d) The Employer shall be responsible for correctness of the information about the lines underneath the Site and the geological conditions on the Site provided by the Employer in accordance with the Contract;

(e) The Employer shall be responsible for the applications for the permits, licenses or approvals required for the execution of the Works (Construction Permits, Temporary Sites, Cutting off of Water and Power, Interruption of the Traffic and Blasting Operations etc.);

(f) The Employer shall notify the Contractor in writing for the information about the original standard points and co-ordinate data and carry out the relevant Tests on the Site;

(g) The Employer shall notify the Contractor and the designer of the Works for the review of the Drawings in accordance with the Contract;

(h) The Employer shall at his own cost coordinate with other parties for maintenance and protection of the lines underneath the Site, the adjacent buildings and constructions (including cultural relics), ancient trees and precious trees;

(i) Other obligations of the Employer under the Contract shall be specified in the Particular Conditions.

8.2 The Employer may delegate any part of the aforesaid works under Sub-Clause 8.1 to the Contractor in accordance with the Particular Conditions, and the expenses shall be borne by the Employer.

CTRIP NETWORK TECHNOLOGY BUILDING

8.3 In the event of the Employer’s failure of all the obligations under Sub-Clause 8.1, which results in the delay in execution of the Works or losses to the Contractor, the Employer shall compensate the Contractor for the relevant losses, and the time for construction for the Works shall be extended accordingly.

9. SCOPE OF THE CONTRACTOR’S WORK

9.1 The Contractor shall, with due care and diligence, execute and complete the Works as follows on the date in accordance with the Particular Conditions of the Contract:

(a) When the Contract expressly provides that the whole of the Works or any part thereof shall be designed by the Contractor with the authorization of the Employer, he shall submit such drawings, specifications, calculations and other information of the Works as shall be necessary to satisfy the purpose of the Works which strictly comply with the authority of the Contractor. The Contractor shall be entitled to the payment for the costs of designation by the Employer;

(b) The Contractor shall, within the time stated in the Contract, submit to the Engineer for his consent a Programme in such form of annually, quarterly and monthly, and the corresponding statistic reports;

(c) The Contractor shall be responsible for the provision and maintenance of the fencing, daytime lighting on the Site, and provide guarding and watching of the works for the purpose of the Works;

(d) The Contractor shall be responsible for the provision and maintenance of all necessary accommodation facilities to the Employer’s personnel as the details of number and requirements has been previously stipulated in the Particular Conditions, and shall fairly be entitled to the payment of such costs by the Employer;

(e) The Contractor shall be responsible for the applications for the necessary permits as compulsive compliance with the regulations applicable in the fields such as communication on the Site, construction noise and other ordinances in connection with environment protection and safety, and notify the Employer accordingly in writing. The Contractor shall be entitled to the payment of such costs by the Employer unless the charges attributable to the Contractor;

CTRIP NETWORK TECHNOLOGY BUILDING

(f) The Contractor shall take full responsibility for the care of the Works that have been completed pursuant to the terms of the Contract until the date of issue of the Taking-over Certificate for the Works or the Section thereof. If any loss or damage happens to the Works, or any part thereof during the period for which the Contractor is responsible for the care thereof, the Contractor shall, at his own costs, rectify such loss or damage. The amount of such costs, which shall be added to the Contract Price, for the purpose of the care of the Works and the part or Section thereof shall be specified in the Particular Conditions;

(g) The Contractor shall take full responsibility for the protection of the adjacent buildings and structures of geological or archaeological interests to the Site and the lines underneath the Site in accordance with the Particular Conditions;

(h) During the execution of the Works the Contractor shall keep the site in compliance with the environment and hygiene regulations. Upon the issue of the Taking-over Certificate the Contractor shall clear the Site with satisfaction to the provisions in the Particular Conditions. The Contractor shall be responsible for the charges due to his default of such obligation;

(i) Other obligations of the Contractor which specified in the Particular Conditions.

9.2 In the event of the default of any obligation of the Contractor under the Contract, the Employer shall be fairly entitled to the payment of the costs which he suffered during the execution of the Works.

Section 3- Arrangement for Works and Time for Completion

10. PROGRAMME

10.1 The Contractor shall, on the date which stated in the Particular Conditions, submit to the Engineer the Arrangements for Works and the Programme for the execution of the Works for his approval. The Engineer shall respond reasonably with approval or comments within a time specified in the Particular Conditions. In the event of no approval or comments of the Engineer in writing gives to the Contractor within such a time specified in the Particular Conditions, it shall be deemed to indicate the Engineer’s approval.

10.2 In case any part of the Works or any unit thereof shall be completed in stages, the Programme for the same shall be prepared by the Contractor by taking account of the date and timing for the provision of the Drawings and the relevant documents by the Employer. The details of the Programme shall be specified in particular conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

10.3 The Contractor shall execute the Works in strict accordance with the Programme submitted for the Engineer’s approval. The Engineer is entitled to check and review the progress from time to time as required. If at any time it should appear to the Engineer that the actual progress of the Works does not conform to the Programme to which approval has been given by under Sub-Clause 10.1, the Contractor shall propose, at the request of the Engineer, remedial measures, which shall be implemented with the Engineering’s approval. If the aforesaid issue is attributable to the Contractor, he shall not be entitled to the payment for the Adjustments for Contract Price.

11. COMMENCEMENT AND DELAY OF COMMENCEMENT

11.1 The Contractor shall commence the Works within the time stated in the Contract with due expedition and without delay. The Contractor shall give the Engineer not less than 7 days’ notice in writing for delay of Works before the commencement date specified in the Contract. Within 48 hours after receiving the notice, the engineer shall respond with approval or disapproval in writing. It shall be deemed to indicate the Engineer’s consent as if there is no approval accordingly provides by the Engineer in writing within 48 hours after receiving the written notice, and the Contractor shall be entitled to an extension of the Time for Completion of such Works. The Contractor shall proceed with the execution in strict accordance with the Programme subject to his obligations under the contract unless the notice of Delay is given to the Engineer for approval duly within the time specified in the Contract and the consent of the Engineer has been issued accordingly.

11.2 If the Delay of the commencement shall be attributable to the Employer, the Engineer shall notify the Contractor accordingly in writing and make the determination for an extension of the time for commencement to which the Contractor is entitled under the Contract. The employer shall bear all costs and charges due to the Delay of commencement.

CTRIP NETWORK TECHNOLOGY BUILDING

12. SUSPENSION OF WORKS

The Engineer may at any time of necessary instruct the Contractor in writing to suspend progress of the Works or any part thereof. Within 48 hours after giving the notice to the Contractor, the Engineer shall provide the Contractor the revised instruction in writing for the execution of the Works. The Contractor shall, on the instruction of the Engineer, suspend the progress of the Works or any part thereof for such time and in such manner as the Engineer may consider necessary and shall, during the suspension, properly protect and secure the Works or such part thereof so far as is necessary. The Contractor may give notice to the Engineer requiring a permission for resuming the Works or any part thereof after the comments of the Engineer has been adopted to the execution of the Works. The Engineer shall respond accordingly with approval or disapproval within 48 hours after receiving such notice. .If, within the said time, such permission is not granted or no further comments is provided by the Engineer, the Contractor may determine to resume the execution of the Works. If the suspension is attributable to the Employer, the amount of such costs during the suspension, which shall be added to the Contract Price, shall be entitled to the Contractor and an extension of the Time for Completion shall also be entitled to the Contractor. In case the aforesaid suspension is due to the default of the Contractor, he shall proceed the Works in accordance with the Contract and shall bear all the costs in connection with the Suspension and the extension of the Time for Completion of the Works shall not apply.

13. DELAYS

13.1 The contractor shall be entitled to an extension of the time for completion if the completion is or will be delayed in the event of the occurrence of any of following matters:

(a) The failure of the Employer to provide the Drawings and the essential conditions to the satisfaction of the commencement of the Works;

(b) The Contractor does not receive the advance payment and the interim payment in accordance with Contract;

(c) The Suspension or the disturbance of the execution of work shall be attributable to the Employer’s engineer and the Employer’s other contractors on the Site;

(d) The interruption of the Works shall be attributable to the Engineer in the event of his failure to provide the instructions and permissions as necessary for the Works in accordance with the contract;

(e) Variation of the Designation of the Works or any part thereof and increasing amount of the quantities of any item of work stated in the contract;

CTRIP NETWORK TECHNOLOGY BUILDING

(f) Any suspension of the provision of power, water and gas on the site exceeds 8 hours in a week;

(g) Force majeure;

(h) Other matters prescribed in Particular Conditions or approved by the Engineer.

13.2 The Contractor shall submit to the Engineer the report in writing for delay of completion within 14 days after the occurrence of the matters stated in Sub-Clause 13.1. The Engineer shall approve the report within 14 days of receipt of the report. Where the Engineer fails to approve or revise the request within that period of time, the Engineer shall be deemed as having agreed to the delay.

13.3 The Contractor shall be entitled to an extension of Completion for Works in the event of the failure of the Engineer to provide the approval or revised instructions within 14 days after the receipt thereof.

14. COMPLETION OF WORKS

14.1 The whole of Works shall be completed by the Contractor by the Time for Completion stated in the Contract or an extension of Time for Completion approved by the Engineer.

14.2 In the event of the failure to complete the Works by the Time for Completion stated in the Contract or an extension of Time for Completion approved by the Engineer, the Contractor shall be liable for the default or breach of the Contract when the delay could be attributable to him.

14.3 In the event that the Employer needs the Works to be completed in advance of the Programme, the parties shall negotiate and execute an agreement for the Completion in advance, constituting an integral part of the Contract. Such an agreement shall include the methods to be adopted by the Contractor for the quality and safety assurance for the Works, the conditions provided by the Employer for the completion in advance, the Adjustments for Contract Price necessary for the completion in advance, and so forth.

CTRIP NETWORK TECHNOLOGY BUILDING

SECTION 4 - QUALITY ASSURANCE AND INSPECTION

15. QUALITY OF THE WORKS

15.1 The Works shall meet the quality standards provided in the Contract. In determining the quality standards, the national or industrial quality testing and determination standards shall be the basis. Where the quality of the Works fails to meet the agreed standards, the Contractor shall be liable for his default or breach of the Contract.

15.2 In the event of any dispute arising from the quality of the Works between the two parties, the Tests on the quality of the Works shall be carried out by an independent inspector delegated by the two parties through the negotiation. The costs and the losses so incurred shall be borne by the party which is liable. In case both parties were liable, the costs and losses shall be apportioned between them according to their liabilities.

16. INSPECT AND REMEDY

16.1 The Contractor shall execute the work in strictly accordance with contract and the Instructions provided by the Engineer. The Engineer shall at all reasonable times have access to the site and to all workshops or plant to carry out the inspection. The contractor shall afford every facility for and every assistant in obtaining the right of engineer.

16.2 If the quality of the Works fails to comply with requirements of the Works’ quality stated in the Contract, the Engineer shall have the authority to issue instructions for removal and re-execution of the Works until the quality shall be to the satisfaction to the Engineer. The costs of such thing shall be borne by the Contractor and an extension of the Time for Completion shall not be entitled.

16.3 In the event of the inspection carried out by the Engineer shall be an interference of the Works, the amount of such costs, which shall be added to the Contract Price, shall be due the Contractor and an extension of the Time for Completion shall also be entitled to the Contractor.

16.4 The Employer shall be responsible for the amount of costs which shall be added to the Contract Price due to the Engineer’s default of the instructions or any other reason not due to the Contractor’s liability.

CTRIP NETWORK TECHNOLOGY BUILDING

17. CONCEALED PROJECT AND MID COURSE INSPECTION

17.1 Projects, when ready to be concealed, or Parts subject to Mid Course Inspection as provided in the Particular Conditions, shall be inspected by the Contractor himself, with a notice in writing to the Engineer not less than 48 hours before the inspection. The notice shall specify the content of tests, location and date of tests. The contractor shall prepare the tests readings. In the event of the acceptance of the readings by the Engineer, the Contractor shall resume the work at his determination. Unless the concealed project fails to the inspection The Contractor shall, during the time period required by the Engineer, remedy the defects and carry out inspections again.

17.2 In case the Engineer is not able to attend the inspection on time, a notice in writing for suspension of the inspection shall be given to the Contractor not less than 24 hours before the test, time for suspension shall not be more than 48 hours. the Contractor may carry out the inspection by himself, in case of no attendance by and no request for suspension of the inspection from the Engineer. Such records shall be recognized by the Engineer then.

17.3 If the engineer does not sign on the readings within 24 hours after carrying out the tests, the test readings shall be accepted as accurate. The contractor shall resume the work.

18. RE - INSPECTION

The Engineer may require for re-inspection of the concealed works, whether or not the works has been inspected and accepted. The Contractor shall make boreholes or to carry out exploratory excavation, and reinstate and make good such parts after the inspection. If the works pass the inspection, the Employer shall be responsible for the losses to the Contractor and shall bear the additional Contract Price incurred, and extension of time shall be entitled accordingly. In case the concealed works does not meet the requirements, all costs shall be borne by the Contractor and no extension of time shall be entitled.

19. RUNNING TEST

19.1 Scope of the Test shall cover all the installations contracted by the Contractor, if the two Parties consider it necessary to take running test.

CTRIP NETWORK TECHNOLOGY BUILDING

19.2 Where the installation is ready for stand – alone, run trial without plugs in, the Contractor shall arrange for the trail, with a notice (detailed scope, time and place of the trail) in writing to the Engineer not less than 48 hours before the test. Record of the test shall be made by the Contractor. The Employer shall, at the request of the Contractor, provide facilities for the trail. The Engineer shall sign on the record when the test is passed.

19.3 In case the Engineer is not able to attend the test on time, a notice in writing for suspension of the test shall be given to the Contractor not less than 24 hours before the test, time for suspension shall not be more than 48 hours. The Engineer shall recognize records of the test, for no presence on the test and no request for suspension of the test.

19.4 Where the installations are ready for linkage run trial without plugs in, the trial shall be arranged by the Employer, with a notice (details scope, time and place of the trail, and requirements for the Contractor) in writing to the Contractor not less than 48 hours before the test. Record of the test shall be signed by the two Parties when the test is passed.

19.5 LIABILITIES OF THE PARTIES

(a) In case the test is not passed due to the reason of the designing, the Employer shall ask for re-designing by the Designer. The Contractor shall then be responsible for re-installation according to the revised designing. All costs for re-design, dismantle and re-installation shall be borne by the Employer. The Contract Price shall be added accordingly. Extension of time for completion shall also be entitled.

(b) In case the test is not passed due to the reason of the equipment, the party who purchased the equipment shall be responsible for the repair or purchase a new one. The Contractor shall then be responsible for dismantle and re-installation of the equipment. All costs for the repair, re-purchase, dismantle and re-installation shall be borne by the Contractor, if the equipment was purchased by him, and extension of the Works shall not be entitled. If the equipment was purchased by the Employer, the Employer shall be responsible for the foregoing Adjustments for Contract Price, and extension of time shall be entitled.

(c) In case the test is not passed due to the reason of the execution by the Contractor, the Contractor shall make re-installation and re-trial, and bear the costs incurred. No extension of time shall be entitled.

(d) Costs for the tests shall be borne by the Employer, if not included in the Contract Price, or unless otherwise provided in the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

(e) In case the Engineer does not sign on the record when the test has been passed, the record shall be deemed recognized by the Engineer 24 hours after the end of the test. The Contractor may continue with the Works or formalities for completion.

19.6 The comprehensive running trial shall be arranged by the Employer after the Inspection and Acceptance of the Construction. In case the Employer ask for comprehensive running trial before Inspection and Acceptance of the Works, it shall be agreed by the Contractor and supplementary agreement shall be made.

SECTION 5 - SAFETY

20. SAFETY AND INSPECTION

20.1 The contractor shall comply with all applicable safety regulations and offer any necessary assistant for the safety inspection required by any duly constituted authority.

20.2 The contractor shall take care for the safety of all persons entitled to be on the site and be responsible for maintaining safety and protection against accidents. The employer shall be liable for the charges of the accidents if the contractor execute the work under his instructions.

21. SAFETY PROTECTION

21.1 The Contractor shall notify the Engineer for the safety protection for the approval when the execution of the Works on or near the power facilities, electricity lines, pipe line underneath and the sealed workshop etc. The Employer shall be responsible for the costs after reasonably determining by the Engineer.

21.2 During the execution of blasting or working in the poison environment or radiator, the Contractor shall give the not less than 14 days notice in writing to the Engineer for safety protection at the costs of the Employer.

CTRIP NETWORK TECHNOLOGY BUILDING

22. DISPOSE OF THE ACCIDENT

The Contractor shall send, to the engineer and the supervision authority, details of any accident as soon as practicable after its occurrence. The Contractor shall notify the Engineer and the official supervision institute to comply with the procedures stated in the Contract and deal with the accident in strict accordance with the official instructions. The party, as attributable to the accident, shall be responsible for the costs and the charges of such accident.

SECTION 6 - CONTRACT PRICE AND PAYMENT

23. CONTRACT PRICE AND ADJUSTMENT

23.1 The Contract Price for a project using bidding process shall be agreed or determined in the Contract by the Employer and Contractor in accordance with the price stated in the Letter of Acceptance. The Contract Price for a project not using bidding process shall be agreed in the Contract by the Employer and Contractor based on the construction budget report.

23.2 Either of the Parties shall not have the authority to adjust the Contract Price by themselves unless it is unanimously agreed by the two parties in advance. The methods adopted for calculation of the Contract Price may in the forms of fixing the total price of the whole of the Works, fixing the unit price of each Section or any reasonable method agreed by the two parties.

(a) By fixing the price of the whole of the work means that, the two parties agree on the method of the calculation of the scope of risk and the charges due to the risk covered by the Contract Price stated in the Particular Conditions; for anything within the agreed scope of risk, the Contract Price shall not be adjusted; for adjustments on the Contract Price for an incident outside the scope of risk, the calculation method shall be agreed in the Particular Conditions.

(b) By fixing the price of each section means that, except as otherwise stated in the Particular Conditions, the price of each section shall not increase or decrease unless the measured quantity of the section is changed by more than 10% from the quantity of the section in the bill of quantities and this change in quantity multiplied by such specified rate for this section exceeds 0.01% of the Contract Price.

CTRIP NETWORK TECHNOLOGY BUILDING

23.3 Except as otherwise stated in the Particular Conditions, the Contract Price can be adjusted if the costs were changed due to the following factors:

(a) The Contract Price is affected by material changes in the laws, regulations or relevant state policies;

(b) The Time for the Completion of the Works exceeds 12 months;

(c) Any other factors agreed by the parties.

The factors that would allow adjustments on the Contract Price and the methods for the adjustments shall be determined by both two parties in the Contract.

24. ADVANCE PAYMENTS

The total amount of advance payment, the number and the timing of installments (if more than one) shall be specified in the particular conditions. The Contractor shall give a notice in writing within 7 days to the Employer for the payment when he does not receive the payment on the date in accordance with contract. If the payment is still not made to the Contractor accordingly within the reasonable time after sending the notice, the Contractor shall have the authority to determine the suspension of the execution of work on the 8th day since the notice was given to the employer. During the period of suspension, the Contractor shall be entitled to receive financing charges on the amount unpaid. The period shall be deemed to commence on the date for payment specified in contract. These financing charges shall be calculated at the annual loan rate of the central bank.

25. MEASUREMENT AND EVALUATION

25.1 The Contractor shall submit to the engineer a report of the part of work which has been completed on the date stated in particular conditions. The Engineer shall measure the quantity of any said part of works within 14 days after receiving the report and the not less 24 hours notice shall be given to the contractor before carrying out the measurement. The Contractor shall promptly either attend or send other qualified representative to assist the engineer in making the measurement and supply any particulars requested by the engineer. In case the contractor fails to attend or send representative, the measurement made by the engineer shall be accepted as accurate.

CTRIP NETWORK TECHNOLOGY BUILDING

25.2 The measurement carried out by the Engineer shall not be accepted if the engineer does not give the notice to the contractor on the aforesaid date. In case that the Engineer does not make the measurement within 14 days as soon as applicable after receiving the report, the quantity stated in the report shall be accepted as accurate on the 15th day since the submission.

25.3 The quantity of the Works which is not calculated in accordance with the scope of the drawings or due to the Contractor’s default, then it shall not be accepted as accurate.

26. PAYMENT OF THE COST (PROGRESS PAYMENTS)

26.1 The Employer shall make payment of the cost (progress payments) to the Contractor within 14 days after the acceptance of the measurement of the quantity. The Employer shall be entitled of deduction of the advance payment with regards to payment of the cost (progress payments).

26.2 The increased amount of the cost, which shall be added to the Contract Price under Article 23 and Article 31, shall be paid along with payment of the cost (progress payments).

26.3 Retention money, deducted from the payment of the cost (progress payments), shall be kept as provided in Particular Conditions.

26.4 The Contractor may send a notice for payment to the Employer, if costs are not paid duly. The Employer may ask for extension of payment in the event of his incapacity of the Payments. Agreement for such extension shall be negotiated and made by the two parties. Time for extension of the Payments shall be specified. Financing charges shall be calculated at the annual loan rate on the amount unpaid on the 15th day since the measurement of the quantity is verified.

26.5 The Employer shall be liable for default of the Contract, if payments of the cost (progress payments) are not paid as provided in the Contract. In case of no further agreement on extension of payments, and as a result the execution cannot carry on, the Contract may suspend the execution of the Works.

CTRIP NETWORK TECHNOLOGY BUILDING

SECTION 7 - SUPPLY OF MATERIALS AND EQUIPMENTS

27. EMPLOYER’S SUPPLY OF MATERIALS AND EQUIPMENTS

27.1 The Employer shall be responsible for preparation of the manifest, in which types, models, quantity, unit price, grand, the date and designated location of delivery of the equipments and materials are provided.

27.2 The Employer shall supply the materials and equipments listed in the manifest, and provide the quantity certificates. Notice of delivery of materials and equipments shall be given to the Contractor in writing within 24 hours prior to the arrival. The two Parties shall promptly inspect and review the equipments and materials.

27.3 After the inspection, the materials and equipments shall come under care, custody and control of the Contractor. The Employer shall pay to the Contractor accordingly. The Contractor shall be liable for any shortage and damage of the goods during the period.

27.4 The Employer shall be responsible for his default or breach of the Contract, when the aforesaid equipments and materials are not the same as listed in the manifest. The liability of the Employer shall be determined by taking account of the following issues stated in the Particular Conditions:

(a) The Employer shall be liable for the difference of the prices if the equipments and materials not comply with the unit price in the manifest;

(b) The Contractor shall have the authority to reject any such materials and equipments and require the Employer to remove and replace, if types, models, grand not comply with the specifications in the manifest;

(c) The Employer shall be responsible for the costs of the replacement of the materials by the Contractor which fails to comply with the models or standards stated in the manifest;

(d) The Employer shall be responsible for delivery of the materials and equipments to the designated location stated in the manifest;

(e) The Employer shall be responsible for the sufficiency of the materials and equipments in the event of deficiency. The Employer shall also take the responsibility to remove the superfluous from the Site in accordance with the manifest.

CTRIP NETWORK TECHNOLOGY BUILDING

(f) The Employer shall be responsible for the costs and the charges of the care of the materials and equipments provided by him if the delivery of the same is in advance, and the extension of the Time for Completion shall be entitled to the Contractor in the event of the delay of the provision and the costs of the same shall be added to the Contract Price.

27.5 The Contractor shall at his own cost and be responsible for tests or inspection of the equipments and materials provided by the Employer prior to the use. Materials and equipments shall not be used for the Works unless pass the aforesaid tests and inspection.

27.6 The settlement of the materials and equipments of the Employer shall be specified in the Particular Conditions.

28. MATERIALS AND PLANT OF THE CONTRACTOR

28.1 In respect of any Contractor’s materials which the Contractor has purchased and imported for the purpose for the Works, the Contractor shall provide the qualified certificate of the materials and be responsible for the quantity of the same. The Contractor shall notify the Engineer for inspection within 24 hours prior to the receipt of such materials.

28.2 The Contractor shall be responsible for the replacement of the materials when it fails to conform with the specification stated in the Contract. The materials shall be removed from the Site at the cost of the Contractor, and the extension of the Time for Completion will not be entitled to the Contractor.

28.3 The Contractor shall at his own cost be responsible for Tests on the equipments and materials provided by the Contractor prior to the use of the same for the execution of the Works. The materials and equipments shall not be used for the Works unless it passes the aforesaid Tests.

28.4 The Engineer shall have the authority to require the Contractor to remedy the defects, remove the materials or replace the same when the disqualified materials found to use for the Works. The Contractor shall be responsible for the costs which shall be added to the Contract Price, and the extension of the Time for Completion shall not be entitled either.

28.5 The substitutes of the materials of the Contractor can be properly used for the Works unless the approval of the Engineer is granted. The amount of the costs, which shall be added to the Contract Price, shall be negotiated by the two parties and specified in the form of written agreement so far.

CTRIP NETWORK TECHNOLOGY BUILDING

28.6 The Employer shall not have the authority to employ a nominated supplier for the materials of the Contractor thereof.

SECTION 8 - VARIATION

29. Alteration of the Design

29.1 During the execution of the Works, the Employer shall give a not less than 14 days notice to the Contractor before any alteration of the design of the Works has been determined by the Employer which in his opinion is necessary for the purpose of the Works. In case of the variation refers to a higher standard than the original designation or is beyond the permitted scope for Construction, the Employer shall make applications to the Planning Authority and other authorities review the alteration for approval. The original Designer shall be responsible for providing the revised Drawings and related descriptions accordingly. The Contractor shall then, in accordance with the notice of such alteration and relevant requirements given by the Engineer, make the following alterations:

(a) changes the levels, lines, positions, and dimensions of any part of the Works;

(b) increase or decrease the quantity if any work included in the Contract;

(c) change any specified sequence or timing of construction of any part of the Works;

(d) execute additional work or any kind necessary for the Completion of the Works.

The Employer shall be responsible for the adjustment for the changes in Cost and the losses which the Contractor suffered due to the variation, and an extension of the Time for Completion of the Works shall be entitled to the Contractor.

29.2 The Contractor shall not make any such variation without an instruction of the Engineer. The Contractor shall be liable for the additional costs attributable to such default or breach of the Contract and the direct damages to the Employer, and he shall proceed the Works in accordance with the Contract.

29.3 During the execution, the suggestions of the Contractor, as concerning the variation and amendment of the Drawings, the arrangement and replacement of the materials, shall be reasonably accepted until the issue of the approval of the Engineer. The costs of such variation which shall be added to the Contract Price and the reasonable profit shall be negotiated by the two parties respectively.

CTRIP NETWORK TECHNOLOGY BUILDING

30. OTHER VARIATIONS

The two parties shall negotiate in the event of the variation or adjustments required by the Employer in the Quality of the Works or any other characteristic changes in the Works.

31. VALUATION OF VARIATION

31.1 The Contractor shall, within 28 days after the variation is approved, submit report on the adjustment of the costs for the Works. The Contract Price shall not be changed unless such adjustment has been approved by the Engineer. Otherwise stipulated in Sub-Clause 23.2 and Sub-Clause 23.3 of the General Conditions, the Contract Price shall be adjusted by the following methods:

(a) The rates and the prices in the Contract shall be used as the basis for valuation so far as may be reasonable; or

(b) The similar rates and prices in the Contract shall be used as the basis for valuation in the event of the lack of the corresponding rates contained in the Contract; or

(c) Provided that of the nature of the amount of any varied work relative to the nature or amount of the whole of the Works or any part thereof, is such that, in the opinion of Engineer, the rate or price contained in the Contract rendered inappropriate or inapplicable, then a suitable rate or price shall be agreed upon between the Contractor and the Engineer after the due consultation by the Engineer with the Employer and the Contractor.

31.2 The variation shall not be deemed to be the variation affected the adjustments of the Contract Price without the aforesaid report sent pursuant to Sub-Clause 31.1.

31.3 If the Engineer does not reasonably respond with the approval within 28 days from the date receiving the aforesaid report sent by the Contractor, it shall be deemed to indicate the approval of the Engineer.

31.4 In event of the disagreement of the variation by the Contractor, the Adjustment of the Price shall be settled under Article 38.

31.5 The amount of the increased price, which shall be added to the Contract Price, which has been approved by the Engineer shall be paid to the Contractor for such varied works.

31.6 The Contractor shall not be entitled to the amount of the costs of the varied works if the variation is due to his default or breach of the Contract.

CTRIP NETWORK TECHNOLOGY BUILDING

SECTION 9 - TAKING-OVER AND FINAL STATEMENT

32. TAKING-OVER

32.1 When the whole of the Works have been substantially completed, the Contractor shall be responsible for the provision of the full sets of documents for Completion and the reports of the Tests on Completion with the prescribed copies in the Contract on the specified date under the obligation of the contract.

32.2 The Employer shall be responsible for carrying out the Tests on Completion within 28 days after receiving the aforesaid report for Completion sent by the Contractor. The Engineer shall, within 14 days after the Tests on Completion, either issue to the Contractor a Taking-over Certificate stating the date on which the Works were substantially completed in accordance with the Contract, or give instructions in writing to the Contractor specifying the comments for remedy any defects so notified.

32.3 If the Employer does not either carry out the Tests on Completion within 28 days after receiving the aforesaid report for Completion sent by the Contractor, or respond with the comments within 14 days after the completion of the Tests, the report of the Completion of the Works is deemed to be validated in the Contract.

32.4 The Engineer shall issue to the Contractor a taking-over certificate stating the date on which the Works were substantially completed in accordance with the Contract. In the event of the variation or remedy requested by the Employer, the date on which the Contractor has notified the Employer for the Tests after defects remedy is deemed to be the actual date of the Completion of the Works.

32.5 The Employer shall be responsible for the care of the Works since the 29th days in the event of the failure of the Employer to carry out the Tests under Sub-Clause 32.2.

32.6 The procedures for Taking-over of the Works completed in advance of the Contract shall be pursuant to the Sub-Clause 32.1, 32.2 , 32.3 and 32.4.

32.7 Under the special condition, the Employer shall require for taking-over the part of the Works or any Section thereof even if such section or part does not conform to the specifications stated in the Contract. The separate agreement shall be negotiated by the two parties in order to clarify the responsibility of the two parties and the method adopted for payments.

32.8 The Employer could not use the Works unless the Works have been substantially completed and passed the Tests on Completion. The Employer shall be responsible for any losses due to his default or breach of the Contract.

33. FINAL STATEMENT

33.1 The Final Statement and other statements shall be submitted by the Contractor to the Employer within 28 days after report for inspection and acceptance upon completion has been approved by the Employer. The statements shall be adjusted in accordance with the Contract Price specified in the Contract and the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

33.2 The Employer shall verify the statements with approval or comments to the Contractor within 28 days after receipt of the statements. The Employer shall notify the bank for the due payment to the Contractor. The Contractor shall deliver the Works to the Employer within 14 days after receipt of the payment.

33.3 The Contractor shall be entitled payment of 50% of the retention money, as confirmed by the Engineer, and letter of guarantee may be used for the rest of the retention money.

33.4 The Employer shall be responsible for default of the Contract if the Final Statement is not paid within 28 days after the approval. The interests shall be calculated on the next day at the annual loan rates of the central bank on the amount which is unpaid.

33.5 In the event of the occurrence of the issue under Sub-Clause 33.4, the Contractor may send the letter to the Employer for the purpose of warning of such unpaid amount. The Contractor shall have the authority to discounted sale of the Works or apply for the auction of the Works at the Court if the Final Statement is not paid within 56 days after its approval. The Contractor shall be compensated in priority through the amount of the auction of the Works under the Court or of discounted sale.

33.6 If the Contractor fails to submit to the Employer the statements within 28 days after the approval of the same, it may be an interference of the Taking-over of the Works or may affect the payment for the Final Statement in accordance with the Contract. Under the circumstance, the Contractor shall be responsible for the care of the Works unless he delivers the works to the Employer at his request.

33.7 In case of and dispute arising from the Final Statement, Clause 38 of the General Conditions shall be borrowed for its settlement.

34. DEFECTS LIABILITY

34.1 The period of the Defects Liability for the whole of the Works or any part thereof shall be 1 year calculated from the date of substantial completion of the Works. If any defect, shrinkage or other fault in the Works, appears at any time prior to the end of the defects liability period, the Employer may instruct the Contractor to execute all such work of amendment, reconstruction, and remedy defects and other fault.

34.2 The Contractor shall at his own costs be responsible for repairing or remedy the defects referred to the default of the Contractor in the Works’ design, the execution of the Works or materials of Contractor or any other his default or breach of the Contract.

CTRIP NETWORK TECHNOLOGY BUILDING

34.3 If the Contractor fails to remedy the aforesaid defects under Sub-Clause 34.2 within a reasonable time, the Employer shall have the authority to remedy the defects by himself or delegate the same to a third party. The Contractor shall be responsible for the costs in connection with such works.

34.4 On the expiration of the Defects Liability period, the performance certificate shall be issue in respect of the Works and the balance of the retention money shall be repaid to the Contractor within 14 days since the expiry date.

35. GUARANTEED PERIOD FOR REPAIRING

The agreement of the guaranteed period of repairing shall be negotiated and sign by the two parties before the taking-over of the Works comply with the applicable laws and regulations. During such period, the Contractor shall be responsible for the repairing works of the Works even if it has been delivered to the Employer.

SECTION 10 - DEFAULT, CLAIM AND DISPUTES

36.	DEFAULT

36.1 DEFAULT OF EMPLOYER:

(a) Fails to pay to the Contractor the amount of the advance payment due under Article 24;

(b) Fails to pay to the Contractor the amount due under Article 26.5;

(c) Fails to pay to the Contractor the amount due under Article 33.3;

(d) Any other conditions specified in the Contract.

In event of the occurrence of the issues under Sub-Clause 36.1, the Employer shall be responsible for breach of the Contract and pay to the Contractor for his loss suffered due to his default, and the extension of the Time for the Completion of Works shall be granted to the Contractor. The method adopted for the calculation and the exact payment for default shall be agreed in the Particular Conditions by the parties.

CTRIP NETWORK TECHNOLOGY BUILDING

36.2 DEFAULT OF CONTRACTOR:

(a) Fails to comply with the obligation under Sub-Clause 14.2 to complete the Works on the date for Completion specified in the Contract or on the date of the extension of the Time of Completion of the Works approved by the Engineer;

(b) Fails to comply with the obligation under Sub-Clause 15.1;

(c) Any other conditions specified in the Contract.

In event of the occurrence of the issues under Sub-Clause 36.2, the Contractor shall be responsible for breach of the Contract and pay to the Employer for his loss suffered due to the Contractor’s default. The method adopted for the calculation and the exact payment for default shall be agreed in the Particular Conditions by the parties.

36.3 The party who is deemed to be responsible for the breach of the Contract shall resume the performance of the obligation under the Contract in accordance with the instructions from the other party is not attributable.

37. CLAIM

37.1 During the performance of the Contract, the party shall be entitled to the payment from the other party against any loss he suffered and/or an extension of the Time of Completion of the Works, if the actual loss is not due to his own fault but attributable to the other party.

37.2 The Contractor shall proceed the claim for his loss in the form of writing pursuant to the procedures specified as follows:

(a) The Contractor shall give notice of his intention to the Engineer within 28 days after the event giving rise to the claim has first arisen.

(b) The Contractor shall send the contemporary report for the claim to the Engineer within 28 days after giving the notice.

(c) The Engineer shall respond within 28 days after receiving the report or the Contractor shall send to the Engineer the further evidence or the grounds upon which the claim is based as the Engineer may reasonably required.

(d) If the Engineer fails to provide the respond or the further instruction to the Contractor within 28 days after receiving the report of claim, the claim shall be considered to be verified by contemporary records.

CTRIP NETWORK TECHNOLOGY BUILDING

(e) If the event seems to be last for a period of time, the Contractor shall give the notice of intention in stages and shall provide the final report of claim to the Engineer within 28 days from the date of the termination of the claim.

37.3 The Employer shall be entitled to the payment of the losses he suffered due to the default of the Contractor pursuant to the time under Sub-Clause 37.2.

38. DISPUTES

38.1 If any dispute of any kind whatsoever arises between the Employer and the Contractor in connection with the Contract or the execution of the Works, the dispute shall settled through consultation or through conciliation by a third party. If it is fails to be settled in amicable, the dispute may be settled through arbitration by an arbitration agency of China specified in the Particular Conditions or any other method the two party would prefer to.

38.2 The two parties shall, in every case, continue to proceed with the Works with all due diligence and be responsible for the care of the completed Works unless the following events happen:

(a) Unilateral breach has made it impossible to perform under the Contract, the parties agree to stop the works.

(b) Suspension required by the Conciliation and approved by both two parties.

(c) Suspension required by the Arbitration Agency.

(d) Suspension required by the Court.

SECTION 11 – MISCELLANEOUS

39. SUB-CONTRACTING

39.1 The Contractor shall not subcontract the whole of the Works unless otherwise stated in the Particular Conditions. The Contractor shall sign the agreement of Sub-Contract with the Sub-Contractor in strict with the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

39.2 The Contractor shall not subcontract the whole of the Works or any part thereof to the third party under the name of Subcontracting.

39.3 Any Subcontract shall not relieve the Contractor from any liability or obligation under the Contract. Throughout the execution, the Contractor shall provide all necessary superintendence to plan, arrange, direct, inspect and test the Works. The Contractor shall be responsible for the acts or defaults of any Subcontractor, his agents or employees, as if they were the acts or defaults of the Contractor.

39.4 The Contractor shall pay direct to the Subcontractor with an amount payable to him in accordance with the agreement of Subcontract. The Employer shall not pay direct to the Subcontractor without the consent of the Contractor.

40. FORCE MAJEURE

40.1 Force Majeure may include, but is not limited to, exceptional events or circumstance of the kind such as war, riot, fall of aircraft, or other emergency incidents such as explosion, fire, and public hygiene, which are not by reason of the Employer or the Contractor, and natural catastrophes such as earthquake, hurricane, typhoon, flood, storm or volcanic activity as specified in the Particular Conditions.

40.2 In the event of the occurrence of Force Majeure, the Contractor shall notify the Engineer accordingly of such event and shall do his efforts to reduce the damage brought to the Works due to Force Majeure. The Employer shall take reasonable steps to assist the Contractor to do so. The Contractor shall suspend the execution at the request of the Engineer. At the end of the Force Majeure, the Contractor shall notify the Engineer of the actual losses during the period and the amount of the costs for reconstruction or reparation of the Works. If the Force Majeure continues, the Contractor shall give the notice aforesaid to the Engineer in every 7 days on the event of Force Majeure. Within 28 days after the Force Majeure, the Contractor also shall submit to the Engineer the final report for the charges may incur for the reconstruction or reparation of the Works.

40.3 Costs and delay to the Works by reason of Force Majeure shall be borne by the two parties by the following methods:

(a) Damage to the Works, the materials and plant on the Site and any injury or deaths which may occur to the person of the third party shall be borne by the Employer;

CTRIP NETWORK TECHNOLOGY BUILDING

(b) The Contractor and the Employer shall be responsible for the deaths or injury occurs to the personnel of their own respectively;

(c) The Contractor shall be responsible for the damage to the Contractor’s Equipments on the Site and the loss due to Suspension of the Works;

(d) The Employer shall be responsible for the expenditures on the management and guards of the Works during the period of suspension;

(e) The Employer shall be responsible for the charges in connection with the repairing and reconstruction of the Works;

(f) Extension of time for completion of the Works shall be entitled to the Contractor.

40.4 If Force Majeure happens on the date after the delayed performance by one party, the party shall be relived form any liability under the Contract.

41. INSURANCE

41.1 Before the Commencement of the Works, the Employer, as the insuring party, shall at his own costs insure against each party’s liability for any loss, damage, death or bodily injury which may occurs to any physical property or to any person of the Contractor or of any third party.

41.2 The Employer shall be responsible for the insurance of the materials and Plant brought onto the Site for the Works.

41.3 The Contractor may, as authorized and on behalf of the Employer, make the insurance at the expense of the Employer.

41.4 The Contractor shall, at his expense, make accident injury insurance for workers taking hazardous operation, and shall make insurance for his Plant used in the construction and for the lives and property of the servants.

41.5 In the event of insurance accident, the Employer and the Contractor shall take all necessary measures to prevent any possible or further losses.

41.6 Specifics for the insurances coverage and liabilities are to be specified by the Employer and the Contractor in the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

42. PERFORMANCE SECURITY/GUARANTEE

42.1 For the safe of fully performance of the Contract, each Party shall provide the other Party with the following security document:

(a) The Employer shall provide the Contractor with the certificate justifying its ability to pay, or any other security provided by a third party who possesses the equal ability to pay.

(b) The Contractor shall provide the Employer with the certificate justifying its ability for indemnity, or any other security provided by a third party who possesses the equal ability for indemnity.

42.2 Where claims made by one Party against the other for breach of the Contract are unenforceable, wholly or partly, the right holder may, under the performance security, seek indemnity from the third Party.

42.3 Other than stipulated by the Employer and the Contractor in the Particular Conditions, the Warrantor and Warrantee shall make an additional contract of guarantee, stipulating the scope, forms and liability of the security. The security contract shall constitute Appendix to the Contract.

43. PATENTED TECHNOLOGY AND PARTICULAR TECHNIQUES

43.1 The Contractor shall go through and at cost the formalities for application, test or exploitation of the patented technology or particular techniques, if they are needed for the execution. Such exploitations shall be subject to prior approval of the Engineer.

43.2 The party shall be liable for infringement of such patent rights without permission of the right holders.

44. CULTURAL RELICS AND OBSTACLES UNDERNEATH

44.1 The Contractor shall, when cultural relics such as ancient tombs and relics of the ancient architecture, fossils, or other articles with archaeological or geological values are discovered during execution of the Works, take good care of the scene, with a notice in writing within 4 hours to the Engineer. The Engineer shall, within 24 hours after receipt of the notice in writing, report to the local administrative authority for cultural relics, and take proper measures for the protection of the scene. The Employer shall bear such costs and the extension of the Works.

CTRIP NETWORK TECHNOLOGY BUILDING

The party concerned shall be liable for the consequences for concealment of the discovery.

44.2 The Contractor shall, when meets obstacles underneath the Site, notify the Engineer with a notice in writing within 8 hours to the Engineer, along with proposal for the disposal. The Engineer shall, within 24 hours after receipt of such proposals, make ratification or amendment to that. The Employer shall bear such costs and the extension of the Works.

When the obstacles underneath are found to be owned by someone, the Contractor shall make proper arrangement with the help of relevant authority.

45. DISSOLUTION OF THE CONTRACT

45.1 The Contract may be dissolved after consultation and agreement between the two parties.

45.2 In case of circumstances under Clause 26.5 in the General Conditions, if the execution has been stopped for more than 56 days, and progress payments are not duly paid, the Contractor shall be entitled to terminate the Contract.

45.3 In case of circumstances under Clause 39.2 in the General Conditions, where the Contractor assigns the whole of its contracted construction project to a third party or breaks up the whole construction project into several parts and assigns them separately to third parties in the name of subcontracting, the Employer shall be entitled to terminate the Contract.

45.4 The Employer and the Contractor may terminate the Contract under any of the following circumstances:

(a) The Contract cannot be performed due to reason of Force Majeure;

(b) The Contract cannot be performed due to default of one party (including stop or pause of the Construction by the reason of the Contractor).

CTRIP NETWORK TECHNOLOGY BUILDING

45.5 In case of termination of the Contract under Clause 45.2, 45.3 and 45.3, notice shall be given by the party to the other in writing, with inform not less than 7 days before giving the notice. The Contract shall be dissolved when the notice reach the other party. Any dispute on the dissolution of the Contract shall be resolved under Clause 38 in the General Conditions.

45.6 When the Contract is dissolved, the Contractor shall make arrangements for the protection and transfer of the completed Works and the materials and equipments purchased before, and remove its own equipments and withdraw from the Site as required by the Employer. The Employer shall provide necessary facilities for the withdraw, pay for the costs and the completed works as provided in the Contract. Materials and equipments already ordered shall be dealt with by the ordering party by means of rejection or dissolution of the ordering contracts. Any cost incurred and payments for not rejected goods shall be borne by the Employer. The Contractor shall be responsible for the losses due to late ejection of the ordered goods. Furthermore, the party with fault shall be responsible for the losses to the other party due to dissolution of the Contract.

45.7 Effects of the Clauses concerning final statements and clearance shall not be affected by reason of dissolution of the Contract.

46. ENTRY INTO EFFECT AND TERMINATION OF THE CONTRACT

46.1 The Contract shall enter into effect as provided by the two parties in the Contract.

46.2 When the whole obligations have been performed by the two Parties, the Contract shall be terminated with the performance certificate issued by the Employer to the Contractor.

46.3 The two Parties shall, under principles of honest and integrity, comply with obligations such as notice, assistance and confidentiality, even if the Contract has been terminated.

47. COPIES OF THE CONTRACT

47.1 The Contract is made in two (2) originals, which are equally authentic, and kept by the Employer and the Contractor separately.

47.2 Amount of the copies of the Contract shall be decided by the two parties in the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

48. SUPPLEMENTARY CLAUSES

The two Parties may, in accordance with relevant laws and administrative regulations, after consideration of the practice, upon agreement after consultation, specify, supplement or revise articles in the General Conditions, and then make provisions in the Particular Conditions.

CTRIP NETWORK TECHNOLOGY BUILDING

PART III - PARTICULAR CONDITIONS OF CONTRACT

SECTION 1 – DEFINITIONS, INTERPRETATION AND CONSTRUCTION DOCUMENTS

1. DEFINITIONS

1.3 The Employer: Ctrip Travel Network Technology (Shanghai) Co., Ltd

1.7 The Designer: Shanghai Electronics Engineering Design & Research Institute Co., Ltd

1.19 Commencement Date: as specified in the order of the Construction Unit for operation

1.20 Time for Completion: as provided in the Period for Completion of the Construction

2. CONSTRUCTION DOCUMENTS AND PRIORITY OF DOCUMENTS

(a) The Contract Agreement;

(b) The Letter of Acceptance;

(c) The Particular Conditions;

(d) The Tender and Appendix;

(e) The General Conditions;

(f) The Standards, Specifications and relevant Technical Documents, etc.;

(g) The Invitation for Tender;

(h) The Drawings;

(i) The Bill of Quantities; and

(j) The Quotation Sheet.

All the written agreements or documents concerning the negotiation and amendment on the Works, agreed by the two parties, are deemed to be an integral part of the Contract. The latest signed documents shall have priority over the former ones.

3. LAW, SPECIFICATION AND LANGUAGE

3.1 CHINESE IS THE RULING LANGUAGE FOR DRAFT, INTERPRETATION OR DESCRIPTION OF THE CONTRACT.

3.2 APPLICABLE LAWS AND REGULATIONS

Laws and administrative regulations need to be expressly stated: Construction Law of the People’s Republic of China, Contract Law of the People’s Republic of China, Ordinance Governing the Quality of the Construction Works, Ordinance Governing the Safety of the Construction Works, relevant construction regulations and decrees enacted by Municipal Authority of Shanghai, other laws and administrative regulations concerned.

CTRIP NETWORK TECHNOLOGY BUILDING

3.3 APPLICABLE SPECIFICATIONS AND STANDARDS

(a) Technical standards and specifications for the Construction shall comply with the descriptions in the Drawings provided by the designing office. Procedures and specifications for construction, stipulated by the state, ministry, or local authority, if specified in the above description, shall also be applied.

(b) Standards and specifications for the Construction shall comply with the existing ones in the city of Shanghai. Otherwise shall comply with the national standards.

(c)	In case of discrepancy of the standards, the highest one shall be applied.

4. DRAWINGS

4.1 DATE AND COPIES FOR THE EMPLOYER TO SUPPLY THE DRAWINGS TO THE CONTRACTOR:

Eight copies of drawings for the Construction, one copy of drawings for the completed Construction, one copy of electronic drawings. The Contractor shall give to the Employer four copies of drawings of the completed Construction and one copy in electronic version.

In case the Contractor need more copies of the Drawings, the Employer shall print the Drawings for the Contractor and at cost of the Contractor.

The Contractor shall take responsibility for the confidentiality of the Drawings.

SECTION 2 - GENERAL RIGHTS AND OBLIGATIONS OF THE EMPLOYER AND THE CONTRACTOR

5. ENGINEER

5.1 ENGINEER DESIGNATED BY THE EMPLOYER:

Name: Ji Shouzhong	Title: Project Manager

Duties: to exercise the rights and obligations of the Employer, pursuant to the Contract. All items subject to the Employer’s approval shall not take effect without the Engineer’s signature and seals. For items exceeding twenty thousand yuan (¥20,000.00), the documents shall also be affixed with the company seal of the Employer.

CTRIP NETWORK TECHNOLOGY BUILDING

5.3 Engineer appointed by the Superintendence Office

Name: Guo Liqun	Title: General Superintendence Engineer

Duties: as provided in the Superintendence Contract, to supervise and co-ordinate, matters such as quality, programme, safety and execution in good manners during the whole process of the execution; to take superintendence responsibilities.

Duties subject to the Employer’s approval: order for suspension of the execution shall require the Employer’s approval. Site visas and application for progress payments shall first be checked by the Superintendence Engineer, then submitted for the Employer’s approval.

7. CONTRACTOR’S REPRESENTATIVE

Name: Shen Fugen	Title: Project Manager

Duties: to exercise the rights and obligations as prescribed in the Contract as representative of the Contractor. To take responsibility for all the general contract matters in respect of technology, management, safety and programme, etc.

8. SCOPE OF THE EMPLOYER’S WORK

8.1 THE EMPLOYER SHALL COMPLETE THE FOLLOWING WORKS AS SPECIFIED AND ON THE SPECIFIC DATES:

(a) Make the Site ready for the execution: not less than 7 days before operation

(b) Supply of power, water and telecommunication services on the Site for the purpose of work: supply of temporary water and power be transferred by the Site before operation. Counters supplied by the Contractor himself. Water and electricity costs be deducted monthly from the progress payments. Telecommunications be ready before operation, the costs borne by the Contractor

(c) Access routes to the Site communicate with the public road: not less than 7 days before operation

(d) Supply of the information about the geological conditions of the Site and lines underneath the Site: not less than 7 days before operation

CTRIP NETWORK TECHNOLOGY BUILDING

(e) License for execution of the Works: before operation

(f) Supply of information about the original standard points and co-ordinate data, with the prospecting party concerned: before operation. The Contractor shall be showed positions of the ground pegs and shall take care of them

(g) Meeting for review of the Drawings and the designing: before operation

(h) Co-ordination with other parties for maintenance and protection of the lines underneath the Site, the adjacent buildings and architectures (including cultural relics), ancient trees and precious trees: before operation and during the period of execution

(i) Other obligations of the Employer under the Contract: none

9. SCOPE OF THE CONTRACTOR’S WORK

9.1 The Contractor shall complete the following works as specified and on the specific dates:

(b) Drawings for the execution of the Construction: before operation

(c) Submission of Programme, reports and sheets: Submission of Programme within 7 days after receipt of the drawings and other technical documents; Submission of Bill of Quantities (on works finished by 25th of that month) and schedule for the next month by 28th of each month; submission of arrangements for the execution of the Works to the Employer within 14 days after turn over of the drawings and other technical documents.

(d)	Safe guarding of the Site and lighting for the execution works:

Full - time safetyman and guard at the gate shall be provided by the Contractor in accordance with relevant regulations of the City; feasible regulations made for safety and security; materials and equipments for the Works shall be in good order until delivery of the Works; all such expenditures shall be at the Contractor’s cost.

The Contractor shall be responsible for the security of the Site. Irrelevant persons shall not be permitted into the Site of the Works.

Full - time safetyman shall be provided by the Contractor for the execution of the Works. Using of fire shall be permitted. Approved by relevant authorities, be equipped with some firefighting equipments, with a copy to the Superintendence Office for record.

CTRIP NETWORK TECHNOLOGY BUILDING

Rules made for the safety of power. Power equipments for the Works shall be in good order and anti - creepage devices shall be provided.

(e) Accommodations, offices and other facilities for the Contractor: the Employer shall provide the Contractor adequate accommodations and offices (including office for the Superintendence officer), which are suitable for field management. The costs are concluded in the Contract Price.

(f) Formalities concerning the communication, environment protection and construction noise on the Site: the Contractor shall go through the formalities concerning the communication, environment protection and construction noise on the Site. The Employer shall not be responsible for any claim, litigation, damage to loss, and other expenditure arising from these issues. In case of the above formalities are not gone through, the Contractor shall take the responsibilities and be responsible for all the economic losses.

(g) Protection measures for the completed Works: The Contractor shall take care of the completed Works until it is taken over to the Employer, and the amount of such costs has been added to the Contract Price. The Contractor shall be responsible for any damage occurred during the period of protection. Repairing work or rectification to the Works shall be at the Contractor’s cost. Cost for repair of the damage, if by reason of the Employer’s prior use, shall be borne by the Employer himself.

(h) Protection of the lines underneath the Site, the adjacent buildings and architectures (including cultural relics), ancient trees and precious trees: the Contractor shall be responsible for any damage to such underneath lines and buildings and architectures due to the reason of execution. The Employer may circulate a notice or the Contractor may be fined in different circumstances.

(i) Sanitation and hygiene requirements: the Contractor shall, during the period of execution, comply strictly with provisions of Measures for Supervision on the Safety of Construction Works in Shanghai (Decree No.31 of the Shanghai Municipal Administration), Standards for Safety Inspection of Construction Works JGJ59-99, Temporary Regulations on Administration of Mannered Construction in Shanghai enacted by the Shanghai Municipal Administration, so that make sure of the quality, safety and good manner of the Construction. In case of any fine or suspension of the Works due to ill management on the above issues, the construction companies shall bear the costs and the Employer shall be entitled the right to suspend progress payments.

CTRIP NETWORK TECHNOLOGY BUILDING

(j) Clearance and delivery: all the debris and waste shall be cleared, removed or disposed at the burden of the Contractor, including all the fees paid to the local authority. The Contractor shall remove all the equipments, trash, containers, and materials left, and leave the Project clean and in good order, since the Construction has been completed, before the Project is transferred.

The Contractor shall, upon order of the Employer, withdraw from the Site after completion of the Works.

The Contractor shall supply the Employer elevator machines free of charge, and shall make sure Plant supplied by the Employer be discharged and positioned.

SECTION 3 - ARRANGEMENT FOR WORKS AND TIME FOR COMPLETION

10. PROGRAMME

10.1 The Contractor shall, within 7 days after receipt of the Drawings, or at the request of the Employer, submit a table for the programme. The Contractor shall also, within 14 days after receipt of the Drawings and all the other technical documents, provide in writing Arrangements (plan) for the execution of the Works.

The Engineer shall, within 7 days after receipt of the above documents, verify or issue an amendment opinion. In case of no verification and no amendment opinion in writing, the documents shall be deemed approved by the Engineer.

The Contractor shall, under inspection and supervision of the Engineer, make the Works executed in accordance with the approved arrangements and programme. If at any time it should appear to the Employer that the actual progress of the Works does not conform to the programme to which consent has been given by the Engineer, the Contractor shall produce, at the request of the Engineer, a revised programme showing the modifications to such programme necessary to ensure completion of the works within the Time for Completion.

CTRIP NETWORK TECHNOLOGY BUILDING

13. DELAY

13.1 As agreed by the two Parties, the Construction shall be delayed in the following circumstances:

(a) In case of circumstance under Sub – clause 13.1 (a), (b), (c), (d), (e) of the General Conditions, confirmed by the Engineer and approved by the Employer, an extension of time may be entitled;

(b) Execution of the Works cannot be carried on, because the Project is stopped or suspended due to the state policy.

SECTION 4 – QUALITY AND INSPECTION FOR ACCEPTANCE

15. QUALITY OF THE PROJECT: as required by the Employer, there shall be not any quality problems upon the first inspection, which means 100% passed the inspection for acceptance upon completion; reach the municipal quality standards, and be granted the Baiyulan Award. In case it is not realized, the Contractor shall be fined the sum as prescribed in the Tender.

17. CONCEALED PROJECT AND MID COURSE INSPECTION

17.1 Parts for Mid Course Inspection, as provided by the two Parties: pursuant to relevant regulations stipulated by Quality and Supervision Authority of Shanghai.

SECTION 5 – SAFETY

The Contractor shall, as required in the Tender Offer and pledged in the Tender Document, make the Site Civilized Site and Model Site of the Shanghai City. Otherwise, the Contractor shall be fined twenty thousand yuan (¥20,000.00).

SECTION 6 – CONTRACT PRICE AND PAYMENT

23. CONTRACT PRICE AND ADJUSTMENT

23.2 A lump price for construction provided in the Manifest of Measured Items; estimated quantities of the parts and section works, which shall be stated in the Bill of Quantities; a lump sum for the Consolidated Unit Price (including items such as labor, materials, time for completion, quality, safety, test, salary, price difference in the market, management fees (including stipulated fees), profit, tax, fees for entry and exit of the Plant, interim usage of water and electricity, insurance, necessary overtime pay, vibration of interest rate and exchange rate, royalty, package for air transportation, storage in the native or abroad, transportation, down time costs due to late delivery of materials and Plant, etc.). Rate for the Consolidated Unit Price is fixed, and shall not be subject to any adjustment or variation, except as otherwise provided in the Contract.

CTRIP NETWORK TECHNOLOGY BUILDING

23.3 Contract Price may be adjusted in the following circumstances:

(a) Sub – clause 23.3 (a), (b), (c) of the General Conditions are not applicable;

(b) Increased or decreased quantity of the Works approved by the Engineer;

(c) Variation of design or negotiation of the Works approved by the Engineer.

24. ADVANCE PAYMENT

Time, sum or percentages (of the total Contract Price) of the Advance Payment paid by the Employer to the Contractor:

Time and percentages for reduction of the Advance Payment:

24.1 PAYMENT OF THE ADVANCE PAYMENT

The Employer shall, within 14 days after submission of qualified Performance Security by the Contractor, pay to the Contractor sum of the Advance Payment, which shall be equal to 10% of the total Contract Price as provided in the Tender Document.

24.2 TIME AND PERCENTAGES FOR REDUCTION OF THE ADVANCE PAYMENT

Deducted from the first month when Progress Payments are paid, until the fourth month when sum of the Advance Payment is totally deducted.

25. MEASUREMENT OF QUANTITIES

25.1 Time for the Contractor to submit report of completed quantities: not later than 28th of each month.

25.4 The Contractor shall provide all the detailed information upon requests from the Engineer and the Superintendence.

CTRIP NETWORK TECHNOLOGY BUILDING

26. PAYMENTS OF THE WORKS (PROGRESS PAYMENTS)

Times and methods for the Payments of the Works (Progress Payments):

26.1 CALCULATION OF PROGRESS PAYMENTS

Payments (including Advance Payment) for 70% of the completed quantities of physical works finished by 25th of each month, of which the quality have been examined by the Superintendence Engineer. The Contractor shall, by 28th of each month, apply to the Engineer and the Employer for monthly Progress Payments, accompanied with evidences for such payments (e.g. pictures of the progressed works and Bill of Quantities). The application shall be verified by the Employer within 10 working days, if approved and signed by the Superintendence Office. The progress payment shall then be paid within 20 working days after the Employer’s verification.

Accumulated payments up to 80% of the Cost of the Works, within 20 working days after the Project has been completed, accepted and recorded.

Accumulated payments up to 95% of the approved Cost of the Works, within 20 working days after the Final Statement has been verified.

The rest 5% of the Cost of the Works shall be kept as guarantee for the repairing work. 3% of the Price of the Works shall be paid within 20 working days one year after expiry of the Guaranteed Time of Period. The rest sum shall be paid within 20 working days two year after expiry of the Period. (The last one hundred thousand yuan (¥10,000.00) shall be kept as deposit, and be paid within 20 working days until expiry of the Guaranteed Period for the waterproof roof).

“Cost of the Works” under this Clause means price for the works completed by the Contractor, after deduction of the price in respect of the subcontractors designated by the Employer and the materials and Plant supplied by the Employer.

“Progress Payments” refers to the works completed by the Contractor, after deduction of the price in respect of the subcontractors designated by the Employer and the materials and Plant supplied by the Employer.

Costs of electricity and water incurred from the execution of the Construction shall be considered in the unit price for section works by the Contractor when tendering.

CTRIP NETWORK TECHNOLOGY BUILDING

26.6 PAYMENTS FOR COSTS OF MEASURED ITEMS AND OTHER ITEMS

(a) All the costs specified in the two item manifests shall, according to their natures, be divided into two parts by the Employer:

(1) costs incurred for the operation, which shall be fully paid when the work is completed;

(2) costs related to period of the Project, which shall be paid equally every month, in accordance with the period of the Project.

SECTION 7 – SUPPLY OF MATERIALS AND PLANT

27. EMPLOYER’S SUPPLY OF MATERIALS AND PLANT

27.1 The Contractor shall, not less than 2 months, notify the Employer of times for the materials and Plant to be brought to the Site. The Contractor shall, according to the manifest provided by the Employer, make a list specifying types, descriptions, models, quantities, grade of the materials and Plant supplied, and supplying times and places.

27.3 The Contractor shall, at his cost, be responsible for the discharge, custody and installation of the materials and Plant after they are brought onto the Site.

27.4 (6) There shall be no charge for custody of the materials and Plant, which are delivered earlier than the prescribed time. Where the Works is delayed due to late delivery of such materials and Plant, the Contractor shall, approved by the Employer, be entitled extension of time accordingly.

27.6 Sums of the materials and Plant shall be paid by the Employer to the suppliers directly.

28. CONTRACTOR’S PURCHASE OF MATERIALS AND PLANT

28.1 Provisions on the Contractor’s purchase of materials and Plant: the Contractor shall be responsible for the purchase, check and acceptance, transportation and custody of all the materials and Plant (not including those provided by the Employer) needed for the execution of the Works. The Contractor shall also make sure these materials and Plant meet requirement of the design and the technical standards.

CTRIP NETWORK TECHNOLOGY BUILDING

The Employer shall make qualification examinations of the suppliers for the important materials and Plant. The Contractor shall, prior to the purchase, provide the superintendence authority with information about the suppliers (such as quality statement, permission, and licenses) for the purpose of review. The materials and Plant, if purchased without the approval of the Employer, shall not be permitted to bring onto the Site. The Contractor shall be responsible for the losses incurred, and not be entitled extension of time.

28.5 Alternative materials shall not be used, unless approved by the designer and the Engineer. Any such expenditure incurred shall be borne by the Contractor.

28.6 The Employer shall not designate suppliers of the materials and Plant, which are considered to be purchased by the Contractor

28.7 Materials or Plant shall be examined by the Contractor at places, as required by the Employer, where materials or Plant are being manufactured, fabricated or prepared for the Works, or the Site, or any other place as specified in the Contract.

28.8 Materials or goods, if not for the use of the Construction, shall not be brought onto the Site. Once brought onto the Site, they shall not be transferred to other places. Materials or goods brought onto the Site or adjacence for the use of the Construction shall not be transferred away, except for admitted by the Employer in writing.

SECTION 8 – VARIATIONS

29. VARIATION OF THE DESIGNING

The Contractor shall, within 14 days after the variations, deliver a detailed statement concerning any addition or deduction of the costs due to variations of design or variations of the Owner. It shall be determined in the Final Statement pursuant to the methods for adjustment of the Contract Price. In case of no such statement delivered promptly, and no written explanation for that timely, the Contractor shall then be deemed to have abandoned the right to claim.

Rates for the newly-added items by reason of varied work, if there are same or similar items contained in the Tender Document, shall be fixed after those rates. If no such same or similar items, the fixed items 2000 shall then be rendered. Rate for workforce and the consolidated rate are to be fixed by the methods provided in the Tender Document.

CTRIP NETWORK TECHNOLOGY BUILDING

SECTION 9 – INSPECTION AND ACCEPTANCE ON COMPLETION, AND FINAL STATEMENT

32. INSPECTION AND ACCEPTANCE UPON COMPLETION

32.1 Inspection and Acceptance upon Completion shall be organized by the Employer and approved by the local Quality Supervision Department. Provisions on submission of the Drawings on Completion: within 30 days after the Inspection and Acceptance of the Works by the Employer, four copies (with special stamps for Drawings on Completion), one electronic copy of the Drawings on Completion and all the documents concerning variations shall be submitted by the Contractor.

33. FINAL STATEMENT

33.2 The Contractor shall, within 28 days after the inspection and acceptance of the Works, submit the Employer the Final Statement and all the data. The Employer shall finish the auditing work within 3 months after receipt of the Final Statement (note: time for disputes upon the auditing work shall not be included). The Contractor shall, at request of the Employer, transfer the building to the Employer within 14 days after the inspection for acceptance is passed and the Final Statement work is finished.

34. DEFECTS LIABILITY PERIOD

34.1 During the Defects Liability Period, the Contractor shall, within 24 hours after receipt of the repairing notice, rectify the defected works at his cost. Otherwise, the Employer may hire other companies or workers to do so. Where the repairing work is by reason of the Contractor, the expenditures incurred shall be deducted from the Retention Money by the Employer. The Contractor shall be responsible for the rest amount in case the Retention Money is not adequate enough.

35. GUARANTEED QUALITY

35.1 As provided by competent regulations, the Employer and the Contractor shall make a guarantee contract (see Appendix to the Contract) concerning repairing work of the Construction. The guaranteed period shall be from the date of taking-over of the Works.

CTRIP NETWORK TECHNOLOGY BUILDING

SECTION 10 – DEFAULT, CLAIMS AND DISPUTES

36. DEFAULT

36.1 LIABILITIES FOR DEFAULTS OF THE EMPLOYER ARE AS FOLLOWING:

Liability for a default under Clause 24 in the General Conditions: extension of time

Liability for a default under Clause 26.5 in the General Conditions: responsible for the economic losses of the Contractor.

Liability for a default under Clause 33.4 in the General Conditions: the Employer shall pay to the Contractor penalties equal to two percents (2%) of the due contract amount for every 30-days delay.

Other liabilities of the Employer for breach of the Contract as provided.

36.2 LIABILITIES FOR DEFAULTS OF THE CONTRACTOR ARE AS FOLLOWING:

Liability for a default under Clause 14.2 in the General Conditions: penalties equal to 0.02% of the Contract Price for every one-day delay, which is caused by the Contractor.

Liability for a default under Clause 15.1 in the General Conditions: penalties equal to two and half percent (2.5%) of the Contract Price, for not 100% passed the inspection for acceptance upon completion; twenty five yuan (¥25) - penalty for each square meter of the Works, for not reach the municipal quality standards; and fifteen yuan (¥15) - penalty for each square meter of the Works, for not be granted the Baiyulan Award.

Other liabilities of the Contractor for breach of the Contract as provided:

(a) ten thousand yuan (¥10,000.00) fine each time, deducting from the Contract Price, for reasons of needs of the Construction not meet due to replacement of management staff and short of equipments.

(b) twenty thousand yuan (¥20,000.00) fine each time, deducting from the Contract Price, for reasons of no sufficient management on subcontract and the equipment.

CTRIP NETWORK TECHNOLOGY BUILDING

(c) fifty thousand yuan (¥50,000.00) fine, deducting from the Contract Price, for reasons of no timely improvement on the quality and safety matters. Except for the continuous improvement, the Contractor shall also be responsible for any such damages incurred.

(d) twenty thousand yuan (¥20,000.00) fine, deducting from the Contract Price, if any part or any item of the Works (including subcontracted Works) not passing the inspection for acceptance upon completion at the first time. The sum shall be doubled if not 100% passed the inspection for the second time. The rest may be deduced by analogy.

(e) twenty thousand yuan (¥20,000.00) fine each time, deducting from the Contract Price, for any default of the procedural requirement, which are deemed to be parts of the Contract. For example, procurement of the materials, examination before entering the Site, safety management and feedback report to the superintendence notice.

38. DISPUTES

Dispute arising from performance of the Contract may be settled through consultation (between the two Parties) or mediation (by a third party). If the consultation or mediation fails, a lawsuit shall, as agreed by the Parties, be brought under the jurisdiction of the People’s Court of the place where the Project locates.

SECTION 11 - MISCELLANEOUS

39. SUBCONTRACT

39.4 The Employer shall be entitled to pay to the nominated Subcontractor directly for the subcontracted Works, provided that it is in due process and approved by the Contractor. Where the Contractor is opposed to such payment, sufficient reason must be provided in written forms.

40. FORCE MAJEURE

40.1 Force majeure provided as the two Parties means: consequences caused by the war, riot, falling of aircraft, or any explosion, fire and act of God cannot be foreseen and avoided.

CTRIP NETWORK TECHNOLOGY BUILDING

41. INSURANCE

41.1 Insurances which shall be made by the Contractor (including but are not limited to): The Contractor shall, at his expense, make accident injury insurance for workers taking hazardous operation, and shall make insurance for his Plant used in the construction and for the lives and property of the servants. Other insurances required by the competent authority, at the Contractor’s charge. Construction All Risks, when entrusted by the Employer. The Owner shall pay for the Construction All Risks as provided by the law, decree or regulations, otherwise the Employer and the Contractor shall share the costs in halves.

42. PERFORMANCE SECURITY/GUARANTEE

42.1 The Contractor shall, within 14 days after the Contract is made, provide to, and approved by the Employer one Performance Security issued by a bank at municipal level or higher level, which is also registered and operated in P.R.C. The insured value shall be 10% of the Contract Price. The Security shall be valid after its issue and shall expire 28 days after the completion and take-over of the Project. Any expenditure incurred for obtaining the Performance Security shall be deemed to have been included in the Contract Price.

47. COPIES OF THE CONTRACT

47.1 Original Contract as agreed: two (2) copies, one (1) copy for each party.

47.2 Copies of the Contract as agreed: eight (8) copies, four (4) copies for each party.

PART IV – OTHER RELEVANT CONTRACTS

ANNEX I – Agreement on Integrity and Incorruptness

ANNEX II – Agreement on Safety Engineering and Construction

ANNEX III – Agreement on the Liabilities for Execution in Good Manners

ANNEX IV – Agreement on the Liabilities for Security and Fireproofing

ANNEX V – Letter of Guaranty for Quality of the Construction

[The above annexes are intentionally omitted in this exhibit filed with the annual report on Form 20-F.]